UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/16/2007

SHARPER IMAGE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR
SAN FRANCISCO, CALIFORNIA 94105
(Address of principal executive offices, including zip code)

(415) 445-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On January 16, 2007, Sharper Image Corporation (the "Company") entered into a Settlement Agreement and Release (the "Agreement") in the case entitled Manuel Figueroa, et al vs. Sharper Image Corporation et al, pending in the United States District Court for the Southern District of Florida, Miami Division (Case No.: 05-21251-CIV-Altonaga) covering all persons who purchased an Ionic Breeze(R) branded product between May 6, 1999 and the effective date of the Agreement who do not opt out of the Agreement (the "Settlement Class"). The Agreement relates to claims made with respect to the performance, effectiveness and safety of the Ionic Breeze(R) line of indoor air purifiers (the "Claims"). The Agreement provides for the full release of the Company by all members of the Settlement Class with respect to the Claims. The Settlement Agreement is subject to preliminary and final approval of the Court.

The Agreement provides, among other things: (i) that the Company will sell Ozone Guard(TM) attachments for floor models of Ionic Breeze(R) at a price of $7.00 per unit for 180 days and the Company will design an Ozone Guard(TM) attachment for any Ionic Breeze(R) model which is not compatible with current Ozone Guard(TM) models; (ii) that the Company will test all current and future Ionic Breeze(R) models for ozone emissions using the UL 867 test protocol as conducted through an independent testing laboratory and will not sell any Ionic Breeze(R) model that has not passed the UL 867 standard; and (iii) for certain restrictions with respect to the Company's advertisements for the Ionic Breeze(R) line of indoor air purifiers.

In addition, the Company will issue a non-transferable $19.00 merchandise credit, valid for one year, to each member of the Settlement Class to be used exclusively to purchase Sharper Image Design(R) and Sharper Image(R) branded products, subject to one merchandise credit per household. The Company estimates that there are approximately 3.2 million members of the settlement class; the actual cost to the Company of the merchandise credit will depend upon redemption rates of the credit by settlement class members.

        Under the Agreement, the Company will pay (i) up to $1.875 million to the plaintiffs' attorneys for fees and expenses; and (ii) all notice and other costs of administering the settlement.

        A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated in this report by reference.

Item 9.01.         Financial Statements and Exhibits.

        (d) Exhibits

Exhibit No.        Description of Exhibit

10.1        Settlement Agreement and Release, dated January 16, 2007 by and among Plaintiffs Manuel Figueroa and Dixie M. Garner, the Settlement Class, and Defendant Sharper Image Corporation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: January 19, 2007	By:	/s/ Daniel W. Nelson
Daniel W. Nelson
Senior Vice President, Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Settlement Agreement and Release, dated January 16, 2007 by and among Plaintiffs Manuel Figueroa and Dixie M. Garner, the Settlement Class, and Defendant Sharper Image Corporation.